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                                                                     Exhibit 5.1



                                                June 26, 1996


Proxim, Inc.
295 North Bernardo Avenue
Mountain View, California 94043

Attn: David C. King, Chairman of the Board,
      President and Chief Executive Officer

        Re: Registration Statement on Form S-3

Gentlemen:

        We have examined the Registration Statement on Form S-3 filed by you with the Securities and Exchange Commission (the "Commission") on June 6, 1996, and Amendment No. 1 thereto to be filed by you with the Commission on or about June 26, 1996 (together, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 2,875,000 shares of Common Stock, par value $0.001 per share, of Proxim, Inc., a Delaware corporation (the "Shares"), all of which are authorized but heretofore unissued (including 375,000 Shares subject to an over-allotment option held by the underwriters). The Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to the form U.S. Underwriting Agreement and form of International Underwriting Agreement filed as exhibits thereto. As your counsel, we have examined the proceedings proposed to be taken in connection with the sale and issuance of the Shares.

        It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the sale and issuance of the Shares, the Shares, when issued and/or sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

                                        Very truly yours,



                                        WILSON, SONSINI, GOODRICH & ROSATI
                                        Professional Corporation

                                        /s/ WILSON, SONSINI, GOODRICH & ROSATI